Exhibit 16.2

Dragon Benware Crowley & Co., P.C.

Certified Public Accountants

31 Elm Street
PO Box 189
Malone, NY 12953
(518) 483-1630
(518) 483-7402 FAX

Gary R. Benware, CPA
Karl M. Martin, CPA

Anthony R. Jones, CPA

199 East Orvis Street
Massena, NY 13662
(315) 764-1781
(315) 764-1782 FAX

Karl M. Martin, CPA
Gary R. Benware, CPA

71 Main Street
P.O. Box 413
Canton, NY 13667
(315) 386-8188
(315) 386-8189 FAX

Karl M. Martin, CPA
Gary R. Benware, CPA

215 Washington Street
Suite 100
Watertown, NY 13601
(315) 788-3140
(315) 782-5321 FAX

Michael W. Crowley, CPA

Gary M. Dragon, CPA
Pamela J. Halloran, CPA

October 23, 2006

Securities and Exchange Commission
Washington DC 20547

RE: SuperDirectories, Inc.
Form 10-SB
Amendment 3

Dear Sirs:

We have reviewed the Item "Changes in and disagreements with accountants" in the subject filing. We agree with the disclosures contained therein and have no objection to their use.

Yours very truly,

DRAGON BENWARE CROWLEY & CO., P.C.

Gary R. Benware, CPA

GRB/pn